    As filed with the Securities and Exchange Commission on September 17, 2001

                                                      Registration No. 333-67512
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                 ____________

                              AMENDMENT NO. 1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                 ____________

                             Sara Lee Corporation
            (Exact name of registrant as specified in its charter)
                                 ____________

        Maryland                                          36-2089049
        --------                                          ----------
(State of incorporation)                    (I.R.S. Employee Identification No.)


                    Three First National Plaza, Suite 4400
                         Chicago, Illinois 60602-4260
                         ----------------------------
              (Address, including zip code, and telephone number
                       of registrant's executive office)

                     Sara Lee Corporation Investment Plan
                     ------------------------------------
                           (Full title of the plan)

                              Roderick A. Palmore
              Senior Vice President, General Counsel & Secretary
                             Sara Lee Corporation
                    Three First National Plaza, Suite 4600
                         Chicago, Illinois 60602-4260

                             (312) 726-2600

                                --------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
                                 ____________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Sara Lee Corporation....................................................   2
Where You Can Find More Information.....................................   2
Sara Lee Corporation Investment Plan....................................   4
  Purpose of the Plan...................................................   4
  Administration........................................................   4
  Eligibility and Enrollment............................................   4
  Optional Cash Investments.............................................   6
  Purchase of Common Stock..............................................   7
  Dividends.............................................................   8
  Sale of Shares........................................................   8
  Custodial Service.....................................................   9
  Issuance of Stock Certificates........................................   9
  Gifts and Transfers of Shares.........................................  10
  Gifts to Minors.......................................................  10
  Service Fees and Commissions..........................................  10
  Termination from the Plan.............................................  11
  Additional Information................................................  11
Limitation of Liability.................................................  12
Certain U.S. Federal Income Taxation Considerations.....................  12
Use of Proceeds.........................................................  13
Legal Matters...........................................................  13
Experts.................................................................  13

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus. If any other information or representations are given or made, you must not rely upon them as having been authorized.

     Neither the delivery of this prospectus nor any sale made hereunder should be deemed to imply that there has been no change in the affairs of Sara Lee Corporation since the date of this prospectus or that the information herein is correct as of any time subsequent to its date. This prospectus supersedes all prior prospectuses and related documents.

     This prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Sara Lee common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Sara Lee common stock are offered only through a registered broker/dealer in those jurisdictions.

                  PARTICIPANTS IN THE PLAN SHOULD RETAIN THIS
                       PROSPECTUS FOR FUTURE REFERENCE.

Subject To Completion, Dated September 17, 2001. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.



                     SARA LEE CORPORATION INVESTMENT PLAN

     We are pleased to offer the Sara Lee Corporation Investment Plan, a dividend reinvestment and direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Sara Lee common stock and to reinvest cash dividends in the purchase of additional shares. If you currently participate in our Automatic Dividend Reinvestment and Cash Stock Purchase Plan, you automatically will be enrolled in this revised Plan, without any further action on your part; however, the terms of the revised Plan (including the minimum stock ownership requirements) will apply to you. Key features of the Plan include the following:

  . If you currently hold fewer than 10 shares of Sara Lee common stock registered in your name, or if you do not own any Sara Lee shares, you may join the Plan by either (i) making an initial cash investment of at least $500, or (ii) authorizing monthly deductions of at least $100 from your bank account to purchase Sara Lee common stock for your account.


  . If you currently own at least 10 shares of Sara Lee common stock, registered in your name, you may participate in the Plan simply by completing an enrollment form. If you own at least 10 shares but they are currently held by a bank or broker in its name (that is, in "street name"), you will need to instruct your bank or broker to convert the shares to certificate form, and re-register the shares in your name, in order to participate.

  . If you are an active participant in our Employee Stock Purchase Plan ("ESPP") or International Employee Stock Purchase Plan ("IESPP"), the requirement that you have a minimum of 10 shares registered in your name in order to enroll and remain in the Investment Plan will not apply to you, so long as your monthly payroll deductions for the ESPP or IESPP continue.


  . You may elect to reinvest cash dividends paid on all (but not less than all) of your Sara Lee shares. Unless you elect to have dividends paid in cash, all dividends paid with respect to shares registered in your name will be used to purchase additional shares of Sara Lee common stock.

  . Once you have enrolled, you may make additional investments of at least $100 or more by check or money order, or by authorizing automatic monthly deductions from your bank account. You may invest up to a maximum of $120,000 during any calendar year. Purchases for the Plan will be made monthly.

  . Participation in the Plan is subject to the payment of certain fees in connection with enrollment and the purchase and sale of shares. Sales under the Plan will be made weekly.

  Sara Lee Corporation's common stock is listed under the symbol "SLE" on the New York, Chicago and Pacific Stock Exchanges. Sara Lee's common stock also is traded on the London, Euronext Amsterdam and Euronext Paris stock exchanges and on the Swiss Exchange.


This Prospectus is dated September   , 2001 and covers 5,000,000 shares of
Common Stock

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             SARA LEE CORPORATION

     We are a global manufacturer and marketer of brand name products for consumers throughout the world. We have operations in 58 countries and market branded consumer products in more than 180 nations. Our businesses are classified into three major global business segments- Sara Lee Food and Beverage, Intimates and Underwear, and Household Products. Our products and services include fresh and frozen baked goods, processed meats, coffee and tea, beverage systems, food and non-food products distributed to the foodservice industry, intimate apparel, underwear, activewear, legwear and other apparel and accessory items, and personal, household and shoe care products. Our principal executive offices are located at 70 W. Madison Street, Three First National Plaza, Chicago, Illinois 60602-4260, and our telephone number is (312) 726-2600.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also read and copy those documents at the offices of: The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; The Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605; and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104. Our SEC filings are also available to the public over the Internet on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC (file number 1-3344) and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

     .  Our Annual Report on Form 10-K for our fiscal year ended July 1, 2000;

     . Our Quarterly Reports on Form 10-Q for our fiscal quarters ended September 30, 2000, December 30, 2000 and March 31, 2001; and

     . Our Current Report on Form 8-K filed with the SEC on August 21, 2001, as amended on September 4, 2001, and our Current Report on Form 8-K filed with the SEC on September 4, 2001; and

     . The description of our common stock contained in the proxy statement/prospectus, dated September 9, 1999, filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), as part of our Registration Statement on Form S-4 (file number 333-86707), and the description of the related preferred stock purchase rights contained in our registration statement on Form 8-A dated March 26, 1998 (File No. 1-3344), filed with the SEC, including any amendment or report filed for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information.

     We will provide you without charge, upon request, a copy of any of the documents incorporated by reference. Requests should be directed to Sara Lee Corporation, Attn: Investor Relations and Corporate Affairs Department, 70 W. Madison Street, Chicago, Illinois 60602-4260. You also may call (800) 654-SARA toll free within the U.S., or (201) 433-7522 from outside the U.S.

     We have filed a registration statement with the SEC relating to the shares offered hereby. This prospectus omits some information contained in the registration statement, as permitted by SEC rules.

For further information, you should refer to the registration statement, its exhibits and the documents incorporated by reference in the registration statement.

                     SARA LEE CORPORATION INVESTMENT PLAN

                              Purpose Of The Plan

1.   What is the purpose of the Plan?

     The purpose of the Plan is to promote long-term stock ownership among existing and new investors in Sara Lee by providing a convenient method to purchase shares of Sara Lee common stock and, if desired, reinvest cash dividends paid on such shares.

                                Administration

2.   Who administers the Plan?

     The Plan is administered by our Shareholder Services Department, which serves as our stock transfer agent, registrar and dividend disbursing agent. As Administrator, Sara Lee Shareholder Services acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan. Sara Lee Shareholder Services reserves the right to resign as Plan Administrator at any time, in which event Sara Lee would designate a new administrator.

     An independent broker-dealer, acting as purchasing agent for Plan participants, makes purchases and executes sales of Sara Lee common stock under the Plan. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan are offered through an independent broker-dealer.


3.   How do I contact the Plan Administrator?

     Written inquiries and requests     Sara Lee Shareholder Services
     for enrollment packages for new    70 W. Madison Street
     investors                          Chicago, Illinois 60602-4260
     Telephone inquiries:               (888) 422-9881, toll free within
                                        the U.S., or (312) 726-2600 from
                                        elsewhere
     Facsimile inquiries:               (312) 345-5782
     E-mail:                            shareholders@saralee.com

     When communicating with the Administrator, you should always have available your account number and taxpayer identification number.

4.   What kind of reports will be sent to participants in the Plan?

     The Administrator will send you an account statement within 10 business days after each cash investment, dividend reinvestment, transfer or termination. The Administrator also will send you a statement promptly after each sale of shares under the Plan. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. The reports will be mailed to you in paper format or, if you have enrolled in our electronic delivery program, in electronic format over the Internet. In addition, each participant will receive all communications sent to all other Sara Lee stockholders, such as annual reports and proxy statements.


     Please note that if you are enrolling for dividend reinvestment, you will not receive a confirmation notice of your enrollment.

                          Eligibility And Enrollment

5.   I am not currently a Sara Lee stockholder. Can I participate in the Plan?

     Yes. If you do not currently own any shares of Sara Lee common stock, you may enroll in the Plan by completing and returning an enrollment form for new investors and either (i) making an initial cash investment of at least $500, or (ii) authorizing monthly deductions of at least $100 from a qualified bank account for the purchase of Sara Lee common stock.


6. I already am a Sara Lee stockholder - am I eligible to participate in the Plan?


  Yes. If you already hold at least 10 shares of Sara Lee common stock registered directly in your name (that is, if you have one or more certificates for the shares, or you hold shares in book-entry form in our Employee Stock Purchase Plan or International Employee Stock Purchase
     Plan), you may enroll in the Plan simply by completing and returning the appropriate enrollment form.

     If you currently own fewer than 10 shares of Sara Lee common stock registered in your name, or do not own any shares of Sara Lee, you may enroll by completing and returning the appropriate enrollment form and either (i) making an initial investment of at least $500, or (ii) authorizing automatic monthly deductions of at least $100 from your bank account to purchase Sara Lee common stock until you reach the 10 share minimum. See Question 8 below for exceptions to this minimum ownership requirement.


7. I already own shares, but they are held by my bank or broker and registered in "street name." How can I participate in the Plan?

     If you currently own shares of Sara Lee common stock that are held on your behalf by a bank or broker (that is, in "street name"), you will need to have at least 10 shares registered directly in your name in order to be eligible to participate. Contact your bank or broker directly to arrange for your shares to be re-registered in your name. Once the shares are registered in your name, you can request the Administrator to send you an enrollment package.

     Participants may, if they wish, send their share certificates to the Administrator for safekeeping. This service is provided for your convenience and is not mandatory. In order to sell certificated shares through the Plan, however, it is necessary that the certificates be deposited with the Administrator before the sale. See Questions 21 and 24 below.

8. I own fewer than 10 shares of Sara Lee common stock, but I do participate in Sara Lee's Employee Stock Purchase Plan. Does the 10-share minimum for participation in this Plan apply to me?

     No, as long as you are an active participant in our Employee Stock Purchase Plan (ESPP) or International Employee Stock Purchase Plan (IESPP). To be an active participant in either the ESPP or IESPP means that an amount is deducted from your paycheck each pay period to purchase shares of Sara Lee common stock. If you are an active participant the requirement to hold a minimum of 10 shares registered in your name in order to enroll and remain in the Sara Lee Corporation Investment Plan will not apply to you, so long as your monthly payroll deductions for the ESPP or IESPP continue. If you cease to participate in the ESPP or IESPP and you have fewer than 10 shares registered in your name, the Administrator may terminate your participation in the Plan unless you purchase additional shares and achieve the minimum balance within three (3) months after your active participation in the ESPP or IESPP ceases.


9.   Do I have to pay a fee to enroll in the Plan?


  Yes, but only if you are not currently a registered stockholder. If you do not hold shares of Sara Lee common stock that are registered directly in your name, you will be required to pay a one-time $10.00 enrollment fee to enroll in the Plan. To pay the enrollment fee, you may either include with your enrollment form a separate check or money order for $10.00 made payable to "Sara Lee Corporation Investment Plan" or we will deduct the $10.00 enrollment fee from your initial investment; however, if you join the Plan by authorizing monthly deductions from your bank account, you must include a separate check or money order for the enrollment fee with your enrollment form. For each optional cash investment you make (including your initial investment), an investment fee will be deducted from your funds before the funds are invested. The investment fee is

     $3.00, if you make additional investments by check or money order, or $1.50, if the additional investments are automatically deducted from your bank account. See Question 30 below for additional information.

10. Are there any restrictions on participation in the Plan by stockholders residing outside the United States?

     Regulations in certain countries may limit or prohibit participation in services provided under this type of program. Therefore, persons residing outside the United States should first determine whether they are subject to any governmental regulations prohibiting or limiting their participation before requesting any of the services provided through the Plan.

                           Optional Cash Investments

11.  What are the minimum and maximum amounts for optional cash investments?

     Additional investments may be made in amounts of at least $100, subject to a maximum of $120,000 during any calendar year, including your initial investment, if any. If you deliver optional cash payments in excess of the $120,000 maximum for any calendar year, or for less than the $100 minimum optional investment amount, the funds will be returned to you.

12.  How do I make an optional cash investment?

     You may send a check or money order payable in U.S. dollars to "Sara Lee Corporation Investment Plan" or authorize the Plan to make automatic monthly deductions form your bank account (See Question 13 below). Cash and
                                                                        --------
     third-party checks will not be accepted. Checks or money orders must be
     ---------------------------------------
     accompanied by the appropriate section of your account statement and should be mailed to Sara Lee Investment Plan, 22743 Network Place, Chicago, Illinois 60673-1227. If you do not have the appropriate section of your account statement, you can mail your investment to the Administrator. See the address in Question 3. Make sure you include the account number and/or the full registration name on the account. You may combine optional cash payments with automatic monthly bank debits, as long as your total investment in any calendar year does not exceed $120,000.

     Optional cash payments received less than 48 hours prior to an investment date will not be invested until the next subsequent investment date (i.e., in the month after the funds were received). No interest will be paid by Sara Lee, the Administrator or the purchasing agent on any funds held for the Plan participants. Purchases will be made once a month on the 15th of each month, or on the next business day if the 15th is not a business day.

13. Can I have optional cash investments automatically deducted from my bank account?

     Yes. You can authorize monthly automatic deductions from an account at a bank or financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $100.

     . To initiate this service, you must send a completed "Automatic Investment Service" form to the Administrator.

     . To change any aspect of the instruction, you must send a revised "Automatic Investment Service" form to the Administrator.

     . To terminate the deductions, you must notify the Administrator in writing.

     Initial set-up, changes and terminations to the automatic deduction instructions will be made as soon as practicable. Once automatic deductions begin (which may take 2-6 weeks), funds will be deducted from your designated account on the 10th of each month, or the next business day if the 10th is not a business day. The funds will be invested on the 15th of that month, or on the next business day if the 15th is not a business day.

14.  Will I be charged fees if I elect to make optional cash investments?

     Yes. For each investment made by check or money order, you will be charged a $3.00 fee. A fee of $1.50 per investment will be charged for each investment made by automatic monthly deduction. These fees will be deducted from funds you send to the Administrator, before the funds are used to purchase Sara Lee common stock. See Question 30 below.

15. What if I have "insufficient funds" in my bank account to cover my check or monthly deduction?

     If the Administrator does not receive credit for a cash payment because of insufficient funds or because the bank draft information is incorrect, the requested purchase will be deemed void. If shares have already been purchased for your account, the Administrator promptly will remove from your account any shares purchased based upon the prior credit of such funds. The Administrator also may place a hold on your Plan account until an "insufficient funds" fee of $20.00 is received from you, or the Administrator may sell such number of shares necessary to satisfy any uncollected amounts. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. If the Administrator has not received credit for a cash payment made by you on one or more occasions because you had insufficient funds or because your bank draft information was incorrect, the Administrator reserves the right to require that you make all future cash payments by money order or cashier's check.

                           Purchase Of Common Stock

16.  What is the source of Sara Lee common stock purchased through the Plan?

     The Plan's purchasing agent will purchase shares of Sara Lee common stock in the open market. Share purchases in the open market may be made on the New York Stock Exchange or any other stock exchange where Sara Lee common stock is traded, or by negotiated transactions on such terms as the purchasing agent may reasonably determine. The purchasing agent has discretion over the purchase of Sara Lee shares for the Plan. None of Sara Lee, the Administrator or any participant will have any authority or power to direct the date, time or price at which, or the manner in which, shares may be purchased by the purchasing agent.

17.  When will shares be purchased?

     Initial and optional investment purchases will be made once a month on the 15th of each month, or on the next business day if the 15th is not a business day. No interest will be paid by Sara Lee, the Administrator or
                   ----------------------------------------------------------
     the purchasing agent with respect to amounts held pending investment. The
     --------------------------------------------------------------------
     Administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases.

18.  What is the price of shares purchased under the Plan?

     Shares purchased in the open market on any investment date will be credited to a participant's account at the weighted average price of all Sara Lee shares purchased on that date or period of days for the Plan, including brokerage commissions of $.04 per share. Participants will bear any risk associated with fluctuations in the market price of Sara Lee common stock while investment funds are held pending investment. In addition, no interest on initial or optional cash investments will be paid.

                                   Dividends

19.  Must my dividends automatically be reinvested in Sara Lee common stock?

     No. You may elect to reinvest the cash dividends paid on all (but not less than all) of your Sara Lee shares, including fractional shares held in your Plan account. Unless you elect in writing to have dividends paid to you in cash, all dividends paid on Sara Lee shares registered in your name automatically will be used to purchase additional shares of Sara Lee common stock for your account. No fees will be charged in connection with dividend reinvestments; however, you will be charged the brokerage commission of $.04 per share, which is applicable to all purchases of Sara Lee common stock under the Plan.


     You also may elect to have Sara Lee deposit your cash dividends directly into your bank account. To elect this option, you should submit to the Administrator a completed and signed Direct Deposit Form.

     You may change your election from time to time by notifying the Administrator in writing. To be effective with respect to any dividend payment, any written change in your dividend election must be received and (if complete) accepted by the Administrator at least 24 hours prior to the record date for the next dividend.

20.  When will my dividends be reinvested and at what price?

     Dividends will be invested as soon as practicable after the payment date. The reinvestment of your dividends generally will begin on the first business day following the dividend payment date and normally will extend over a two- to-five-day period. The price of shares purchased with the dividend proceeds will be the weighted average price, including brokerage commissions, of all shares purchased with reinvested dividends. Dividends not invested within 30 days of the dividend payment date will be paid out, in cash, to the participants.

                                Sale Of Shares

21.  How do I sell my Plan shares?

     You may sell any number of whole shares held in your account by completing the appropriate section of your account statement, or by delivering a written request to the Administrator. All registered stockholders of the shares to be sold must sign the request. The Administrator will forward your request to the Plan's purchasing agent, and the purchasing agent will sell your shares, along with shares to be sold for other accounts, within five (5) business days. Sales under the Plan will be made once a week, on each Wednesday, or on the next business day if any Wednesday is not a business day. A check for the proceeds from the sale, less a brokerage commission of $.04 per share, will be mailed to you within five (5) business days following the sale. All requests to sell shares held in the
                                       ---------------------------------------
     Plan must be in writing and signed by the account holder.
     --------------------------------------------------------


     Please note that if you desire to sell shares that you hold in certificate form through the Plan, you must first deposit those shares into your Plan account (i.e., deliver the stock certificates to the Administrator) before they can be sold. See Question 24 below for additional information. Additionally, the Administrator will not wire transfer sale proceeds. All
                                                                           ---
     payments will be made by check and mailed to the participant.
     ------------------------------------------------------------

     From time to time the Administrator may temporarily freeze participants' accounts in the Plan to perform administrative and accounting procedures. During any such freeze period, participants may not be able to sell shares
     --------------------------------------------------------------------------
     held in the Plan, purchase additional shares through the Plan or obtain
     -----------------------------------------------------------------------
     complete information about their account. The Administrator will use all
     ----------------------------------------
     reasonable efforts to minimize the period during which Plan accounts are frozen and to notify participants regarding any freeze period; however, none of Sara Lee, the Administrator or the purchasing agent will bear any liability for fluctuations in the market price of Sara Lee common stock during any freeze period.


22. Is there a minimum number of shares that I must maintain in my account to keep it active?

     Yes. You must have at least 10 whole shares of Sara Lee common stock registered in your name in order to participate in the Plan. If you cease to have at least 10 shares registered in your name, the Administrator may terminate your participation in the Plan unless you purchase additional shares and achieve the minimum balance within three (3) months after written notice from the Administrator. If your participation in the Plan is terminated, your Plan account will be converted into a registered account and the Administrator will continue to hold your shares of Sara Lee common stock in book-entry form in a safekeeping account. Of course, you may request a certificate at any time for any or all of your shares. See Question 28 below for additional information.

     If you are a new investor who has signed up for automatic monthly deductions from your bank account, you will be exempt from this requirement during the first six (6) months. If you are an active participant in our Employee Stock Purchase Plan (or International Employee Stock Purchase
     Plan), the requirement to own a minimum of 10 shares will not apply to you, so long as your monthly payroll deductions for such plans continue. See Question 8 above for additional information.


                               Custodial Service

23.  How does the custodial service (book-entry shares) work?

     All shares of Sara Lee common stock that are purchased through the Plan will be held by the Administrator in book-entry form (i.e., in electronic format) in a safekeeping account. The Plan's book-entry custodial service eliminates the risk and cost of certificate loss, theft or destruction. You are the owner of these book-entry shares held in a safekeeping account and enjoy the same benefits as you would with certificated shares. Certificates will not be issued unless you send a written request to the Administrator. A Plan participant who holds certificates for other shares of Sara Lee common stock outside the Plan also may, at any time, deposit those certificates for safekeeping with the Administrator. The shares represented by the deposited certificates will be included in book-entry form in the participant's safekeeping account.

24.  How do I deposit my Sara Lee stock certificates with the Administrator?

     To deposit certificates into the Plan, you should send your certificates, by registered and insured mail, to the Administrator (see the address in Question 3), with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be
                                            ------------------------------
     endorsed and the assignment section should not be completed.
     -----------------------------------------------------------

25.  Are there any charges associated with this custodial service?

     No. There is no cost to you either for having the Administrator hold the shares purchased for you through the Plan, or for depositing with the Administrator the stock certificates you hold into your safekeeping account.

26.  Can I pledge my shares that are held in the Plan?

     No. Shares held in Plan accounts cannot be pledged. Any shares that you wish to pledge must first be converted into certificated form and sent to you.

                        Issuance Of Stock Certificates

27.  Will stock certificates be issued for shares acquired through the Plan?

     No. Stock certificates will not be issued for shares in a Plan account unless you send a specific written request to the Administrator to certificate these shares. See the address in Question 3 where written requests should be sent.

28.  How do I request a stock certificate?

     Certificates for full shares held in the Plan may be obtained, without charge, by writing to the Administrator (see the address in Question 3) and requesting the issuance of shares in certificate form. Certificates will be issued only in the name(s) in which the account is registered, unless you
     (i) instruct the Administrator otherwise, in writing, and (ii) your signature on the written instruction is "Medallion Guaranteed" by a bank or broker participating in the Medallion Guarantee Program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant's account. Medallion stamps can be obtained at most major banks and brokerage firms.



                         Gifts And Transfers Of Shares

29.  Can I transfer shares that I hold in the Plan to someone else?

     Yes. You may transfer ownership of some or all of your Plan shares by sending the Administrator written, signed transfer instructions. Signatures of all registered holders must be "Medallion Guaranteed" by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant's account. Medallion stamps can be obtained at most major banks and brokerage firms.

     You may transfer shares to new or existing stockholders; however, a new Plan account will not be opened if the transferree owns fewer than 10 shares of Sara Lee common stock registered in his or her name, or if the transfer is for fewer than 10 shares because the Plan has a minimum share ownership requirement of 10 shares. If you wish to open a new Plan account for the transferee and you meet the minimum share requirement, you must include a $10.00 enrollment fee for each new account with the gift/transfer instructions.

                                Gifts To Minors

     If you are transferring shares to a minor, you need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority, the custodian's name can be removed. Additionally, gifts to minors are irrevocable. Shares may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides us with proper transfer instructions and proof of age.

                         Service Fees And Commissions

30.  What are the fees associated with participation in the Plan?

     Participation in the Plan is subject to the payment of certain fees as outlined below:

        One-Time Enrollment Fee* .............................  $10.00
        Investment Fees
             via check or money order ........................  $ 3.00
             via automatic investment ........................  $ 1.50
        Brokerage Commission** ...............................  $  .04 per share
        Fee for bounced check or rejected automatic monthly
        deductions*** ........................................  $20.00

______________
* Enrollment Fee applies only if you do not hold shares of Sara Lee common stock that are registered directly in your name.

** Brokerage commissions for sales will be waived for sales of shares in an account that contains less than one share.
*** If you had insufficient funds or your bank draft information was incorrect on one or more occasions, the Administrator reserves the right to require that you make all future cash payments by money order or cashier's check.

Your bank and/or broker also may charge you fees in connection with your enrollment or participation in the Plan. Any charges imposed by your bank in connection with automatic monthly debits, or by your broker for re-registering your shares in your name, are your responsibility.

                           Termination From The Plan

31.  How do I close my Plan account?

     You may terminate your participation in the Plan either by giving written notice to the Administrator or by completing the appropriate section of your account statement and returning it to the Administrator. Upon termination, the Administrator will issue to you a certificate for the number of whole shares held in your Plan account (and a check for the value of any fractional share); however, you also may request in writing that the Administrator sell all of the shares in your Plan account, as described above in Question 21.

     If you elect to have your shares sold, a brokerage commission of $.04 per share will be charged. The per-share brokerage commission also will apply to the sale of any fractional share. All requests to sell shares held in
                                          -----------------------------------
     the Plan must be in writing and signed by the account holder.
     ------------------------------------------------------------

     Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, you must include complete transfer instructions signed by all registered stockholders. The signature(s) on the instruction letter must be "Medallion Guaranteed" by a financial institution participating in the Medallion Guarantee program. See Question 28 above for additional information. No certificates will be issued for fractional shares.

     The Administrator will process notices of termination and send proceeds to you as soon as practicable, without interest. If a notice of termination is received on or after an ex-dividend date but before the related dividend payment date, the termination will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the stockholder and will not be reinvested in Sara Lee common stock.

                            Additional Information

32.  How would a stock split or stock dividend affect my account?

     Any shares resulting from a stock split or stock dividend paid on shares held for you by the Administrator in a safekeeping account, or held by you in certificate form will be credited to your Plan account and held in safekeeping. Of course, you may request a certificate at any time for any or all of your shares. See Question 28 above for additional information.

33. Will I be entitled to vote Sara Lee shares held in my Plan account at Sara Lee's annual stockholders' meetings?

     Yes. As a Plan participant, you will be sent a proxy statement in connection with each meeting of Sara Lee stockholders, together with a proxy card representing the shares held by the Administrator in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. Fractional shares will be aggregated and voted in accordance with the participants' directions. If the proxy card is not returned, or if it is returned unsigned, the shares will not be voted.

     Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Sara Lee employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except
     (i) as necessary to meet applicable legal requirements, or (ii) in the event a proxy solicitation in opposition to the election of the Board of Directors is filed with the Securities and Exchange Commission.

34.  Can the Plan be changed or discontinued?

     Yes. Sara Lee reserves the right to suspend, modify or terminate the Plan, or your interest in the plan, at any time. All participants will receive notice of any such suspension, modification or termination. Sara Lee also reserves the right to change any administrative procedures of the Plan. Upon termination of the Plan or your interest in the Plan by Sara Lee, the Administrator will continue to hold your shares of Sara Lee common stock in book-entry form in a safekeeping account. You may request, however, in writing, that either (i) the Administrator issue to you a certificate for the number of whole shares held in your Plan account (and a check for the value of any fractional share), or (ii) all of the shares in your Plan account be sold for you, as described above in Question 21.


                            LIMITATION OF LIABILITY

     If you choose to participate in the Plan, you should recognize that neither Sara Lee nor the Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the Plan.

     Neither Sara Lee nor the Administrator, in administering the Plan, will be liable for any act done in good faith, or as required by applicable laws, or for any good faith omission to act. This includes, without limitation, any claims of liability:

     . For the prices at which stock purchases or sales are made as reflected in your Plan account, or the dates of the purchases or sales of your Plan shares; or

     . For any fluctuation in the market value of your Sara Lee shares after they are purchased or sold; or

     . For failure to terminate your account upon your death prior to receiving written notice of such death.

This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

     Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of Sara Lee in its discretion, depending upon future earnings, the financial condition of Sara Lee and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     Cash dividends reinvested under the Plan will be taxable for U.S. Federal income tax purposes as having been received by a participant, even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

     A participant will not realize a gain or loss for U.S. Federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize a gain or loss upon the receipt of cash for fractional shares held in the Plan. The participant will also realize a gain or loss when whole shares are sold, either by the purchasing agent pursuant to the participant's request or by the participant after termination from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant's tax basis therefor. In order to determine the tax basis for shares or any fraction of a share credited to a participant's account, each participant should retain all account statements.

     Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the United States and the country in which the participant resides. In addition, dividends paid on shares in Plan accounts are subject to the "backup withholding" provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Sara Lee common stock.

     The foregoing is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan, and does not consider any possible tax consequences under various state, local, foreign or other tax laws. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.

                                USE OF PROCEEDS

     Purchases of Sara Lee common stock under the Plan will be made in the open market and the Company will not receive any proceeds under the Plan.

                                 LEGAL MATTERS

     The legality of the common stock covered hereby has been passed upon for us by R. Henry Kleeman, Esq., Vice President, Deputy General Counsel and Assistant Secretary of Sara Lee. Mr. Kleeman owns shares of Sara Lee common stock, both directly and as a participant in various stock and employee benefit plans, and he is eligible to participate in the Plan.

                                    EXPERTS

     Our consolidated financial statements and schedules appearing in our Annual Report on Form 10-K for the fiscal year ended July 1, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report included therein. We incorporate herein by reference such consolidated financial statements and schedules in reliance upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee..........    $23,906
Printing expenses............................................     20,000
Accountants' fees and expenses...............................     10,000
Legal fees and expenses......................................     15,000
Miscellaneous................................................      5,000
                                                                 -------
Total........................................................    $73,906

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Company's charter contains such a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

     The Company's charter authorizes it and its bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of the Company or any subsidiary of the Company, or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

     Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and
(b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

     In addition to the above, the Company also maintains indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 16.  EXHIBITS

  A list of exhibits included as part of this registration statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant.  Pursuant to the requirements of the Securities Act of
      --------------
1933, as amended, the registrant, Sara Lee Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 14, 2001.


                              SARA LEE CORPORATION


                              By: /s/ Roderick A. Palmore
                                  ------------------------------------
                              Roderick A. Palmore
                              Senior Vice President, General Counsel
                                                and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this registration statement on Form S-3 has been signed as of September 14, 2001 by the following persons in the capacities indicated:


     Signature                                    Capacity
     ---------                                    --------
/s/ John H. Bryan*                      Chairman of the Board and Director (Principal
------------------------------------    Executive Officer
John H. Bryan

  /s/ C. Steven McMillan*               President, Chief Executive Officer and Director
------------------------------------
C. Steven McMillan

  /s/ Frank L. Meysman*                 Executive Vice President and Director
------------------------------------
Frank L. Meysman

  /s/ Cary D. McMillan*                 Executive Vice President, Chief Financial and
------------------------------------    Administrative Officer and Director (Principal
Cary D. McMillan                        Financial Officer)

  /s/ Wayne R. Szypulski*               Senior Vice President and Controller (Principal
------------------------------------    Accounting Officer)
Wayne R. Szypulski

  /s/ Paul A. Allaire*                  Director
------------------------------------
Paul A. Allaire

  /s/ Frans H. J. J. Andriessen*        Director
------------------------------------
Frans H. J. J. Andriessen

  /s/ Duane L. Burnham*                 Director
------------------------------------
Duane L. Burnham

  /s/ Charles W. Coker*                 Director
------------------------------------
Charles W. Coker

  /s/ James S. Crown*                   Director
------------------------------------
James S. Crown

  /s/ Willie D. Davis*                  Director
------------------------------------
Willie D. Davis

  /s/ Vernon E. Jordan, Jr.*            Director
------------------------------------
Vernon E. Jordan, Jr.

  /s/ James L. Ketelsen*                Director
------------------------------------
James L. Ketelsen

  /s/ Hans B. van Liemt*                Director
------------------------------------
Hans B. van Liemt

  /s/ Joan D. Manley*                   Director
------------------------------------
Joan D. Manley

  /s/ Rozanne L. Ridgway*               Director
------------------------------------
Rozanne L. Ridgway

  /s/ Richard L. Thomas*                Director
------------------------------------
Richard L. Thomas

  /s/ John D. Zeglis*                   Director
------------------------------------
John D. Zeglis

*By: /s/ Roderick A. Palmore
    --------------------------------
    Roderick A. Palmore, as
    Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit Number                     Description
--------------                     -----------

    4.1 Articles of Restatement of Charter of the Company, dated April 9, 1990 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 (No. 33-35760) filed with the Commission on July 6, 1990)

    4.2 Articles Supplementary to the Charter of the Company, dated May 18, 1990 (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (No. 33-37575) filed with the Commission on November 1, 1990)

    4.3 Articles Supplementary to the Charter of the Company, dated October 30, 1992 (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1994 (File No. 1-3334))

    4.4 Articles of Amendment of Charter of the Company, dated November 19, 1998 (incorporated by reference to Exhibit 3(a)2 of the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1999 (File No. 1-3334))

    4.5 Articles Supplementary to the Charter of the registrant, dated January 7, 1999 (incorporated by reference to Exhibit 3(a)3 of the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1999 (File No. 1-3334))

    4.6 Amended By-laws of the Company, dated April 27, 2000 (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2000 (File No. 1-3344))

    4.7 Stockholder Rights Agreement, dated March 26, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A filed with the Commission on May 19, 1998 (File No. 1-3344))

    *4.8 Sara Lee Corporation Investment Plan (included in full in Part I to this Registration Statement)

    +5 Opinion of R. Henry Kleeman, Esq., Vice President, Deputy General Counsel and Assistant Secretary

    +23.1      Consent of Arthur Andersen LLP

    +23.2      Consent of R. Henry Kleeman, Esq. (included in Exhibit 5)

    +24         Powers of Attorney (included on signature page to this
               Registration Statement)


______________
*Filed herewith.

+Previously filed.